Exhibit 10.7.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made on or as of the 30th day of September, 2015 by and between Equity Bancshares, Inc., a Kansas corporation (“Borrower”), and ServisFirst Bank, an Alabama banking corporation (“Lender”).

RECITALS:

A. Borrower executed and delivered to Lender that certain Promissory Note dated July 16, 2014 in the principal amount of $15,540,000.00 (the “Original Note”). The Original Note evidenced a loan in that amount made by the Lender to the Borrower (the “Loan”).

B. The Original Note was issued pursuant to the terms of that certain Loan and Security Agreement dated July 16, 2014 between Borrower and Lender (the “Loan Agreement”).

C. The outstanding principal balance of the Loan as of the date hereof is $13,986,000.00. Borrower has requested that Lender advance new funds to Borrower in the amount of $5,014,000.00, which will result in an aggregate outstanding principal balance of the Loan of $19,000,000.00.

D. In connection with such request: (i) the Borrower and the Lender have agreed to modify the Loan Agreement to, among other things, increase the stated principal amount of the Loan to $19,000,000.00, (ii) the Borrower has agreed to enter into an Increased, Amended and Restated Promissory Note of even date herewith to the order of the Lender in the stated principal amount of $19,000,000.00 (the “Note”), which Note will increase, amend and restate the Original Note in its entirety, and (iii) the Borrower and the Lender have agreed to make certain other modifications to the Loan, the Loan Agreement, and the other documents and instruments related to the Loan.

NOW, THEREFORE, for and in consideration of the Recitals, Ten and No/100 ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Borrower and Lender agree that the Loan Agreement is hereby amended as follows:

1. Terms. If not otherwise defined herein or the context expressly indicates otherwise, all capitalized terms used herein shall have the meanings given to such terms in the Loan Agreement.

2. Increase in Principal. The stated principal amount of the Loan is hereby increased by deleting all references in the Loan Agreement to “Fifteen Million Five Hundred Forty Thousand and No/100 Dollars ($15,540,000.00)” or “$15,540,000.00”, and replacing said references with references to “Nineteen Million and No/100 Dollars ($19,000,000.00)” or “$19,000,000.00”, as appropriate. Lender agrees to disburse proceeds of the Loan in an amount necessary to increase the outstanding principal balance of the Loan to Nineteen Million and No/100 Dollars ($19,000,000.00) contemporaneously with the execution of this Amendment.

3. The Note. Section 1.01 of the Loan Agreement is amended to amend and restate the definition of “Note” in its entirety as follows:

“Note” means the Increased, Amended and Restated Promissory Note dated September 30th, 2015, in the principal amount of $19,000,000.00, made by Borrower to evidence Borrower’s obligation to repay the Loan and the interest thereon and includes any amendment to such Note and any promissory note given in extension or renewal of, or in substitution for, such Note evidencing Borrower’s obligation to repay the Loan.

From and after the date hereof, any and all references in the Loan Agreement and the other documents, instruments and agreements related to the Loan shall be deemed to mean the Note, as defined herein.

4. Use of Proceeds Disbursement of the Loan. Section 2.03 of the Loan Agreement is hereby amended to include the funding of the acquisition by Borrower of First Federal Savings and Loan of Independence, Kansas, as an authorized use of proceeds. Lender will disburse the increased proceeds of the Loan (i) to Lender in payment of any sums due under this Amendment, and (ii) to Borrower for the use described hereinabove.

5. Principal Payments. Section 2.04 of the Loan Agreement is amended and restated in its entirety as follows:

Section 2.04 Payments of Principal. If not earlier demanded pursuant to Section 7.02 hereof, the principal of the Loan will be repaid in (i) five (5) consecutive quarterly installments of Three Hundred Eighty-Eight Thousand Five Hundred and no/100 Dollars ($388,500.00) each, commencing on October 1, 2014, and continuing on the first day of January, April, July and October, 2015, then (ii) twenty-two (22) consecutive quarterly installments of Five Hundred Forty-Three Thousand and no/100 Dollars ($543,000.00) each, commencing on January 1, 2016, and continuing on the first day of each January, April, July and October thereafter through and including April 1, 2021, then (iii) the final installment of principal, in the amount of the entire unpaid principal balance of the Loan, together with all accrued and unpaid interest and all other amounts (if any) outstanding, which shall be due and payable on July 1, 2021 (i.e., the Maturity Date), which payment shall be a balloon payment.

6. Amendment Fee; Expenses. Borrower agrees to pay Lender an amendment fee equal to $6,250.00, which is approximate to the amount of the increase of the Loan multiplied by 12.5 basis points (0.125%). Such amendment fee is due and payable by Borrower to Lender upon execution of this Amendment. Borrower further agrees to pay directly or reimburse Lender on demand, for all of Lender’s expenses, including recording and other costs incurred in connection with the perfection and protection of Lender’s liens on the Collateral, and the reasonable fees and expenses of its legal counsel, incurred in connection with the preparation, amendment, modification or enforcement of this Amendment, the Note and other loan documents and the collection or attempted collection of the Note.

7. Acknowledgement of Possible Initial Public Offering. At the request of Borrower, Lender acknowledges that Borrower is taking steps to undertake an Initial Public Offering (“IPO”). Lender further acknowledges that, as long as the conditions contained in Section 7.01(N) of the Loan Agreement are satisfied, Borrower may undertake an IPO, and the proceeds of an IPO are not required to be used to pay down the principal balance of the Loan.

8. Authority; Reaffirmation of Representations, Warranties and Covenants. Borrower hereby represents and warrants to Lender that:

(a) The authorized member executing this Amendment and the documents and instruments executed and delivered in connection herewith is duly authorized to do so and such Amendment, documents and instruments are valid and binding upon Borrower in every respect, enforceable in accordance with their respective terms;

(b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Amendment;

(c) Each and every representation and warranty set forth in Article Five of the Loan Agreement is true and correct as of the date of this Amendment;

(d) Borrower is in compliance with each and every covenant set forth in Article Six of the Loan Agreement as of the date of this Amendment;

(e) Borrower has paid all taxes that are due and payable by Borrower in connection with its business and operations;

(f) There has been no material adverse change in the financial condition or business of Borrower since the date of the latest financial statements provided to Lender; and

(g) No event has occurred and is continuing which is, or which with the giving of notice or lapse of time or both would be, an Event of Default (as defined in Article Seven) under the Loan Agreement.

9. No Novation, Release or Waiver of Lender’s Rights and Remedies with Regard to Borrower; Reaffirmation of Pledge Agreement. Neither the execution and delivery of this Amendment, nor the performance of the terms hereof, shall (a) release, impair, modify, limit, or otherwise affect any Collateral for the Loan, (b) constitute a novation, payment, or satisfaction of all or any portion of the Note, the Loan Agreement or the Collateral Documents, or (c) waive, limit or impair any right or remedy under the Note, the Loan Agreement or the Collateral Documents. Borrower represents and warrants to Lender that it is in compliance with each and every representation, warranty, and covenant set forth in the Pledge Agreement and the other Collateral Documents, confirms that its obligations under the Pledge Agreement and other Collateral Documents are in full force and effect, and confirms that the collateral pledged to Lender under the Loan Agreement, the Pledge Agreement, and the other Collateral Documents secures the full amount of the Loan, as increased in connection with this Amendment. Anything herein to the contrary notwithstanding, this Agreement shall not be construed as a limitation or release of the rights and remedies that Lender has under the Uniform Commercial Code, other applicable laws or the loan documents or instruments heretofore executed by Borrower with respect to Lender.

10. No Further Commitment or Course of Dealing. Without limiting any provision contained in this Amendment, Borrower expressly acknowledges that (a) Lender has made no commitment with respect to, and there is no understanding, explicit or implicit, relating to or affecting the terms of any future modification of the Loan Agreement, the Note or any other loan documents, and (b) no course of dealing exists that would require Lender to extend the obligations set forth in this Amendment.

11. Scope of Amendment; Ratification. Unless otherwise expressly modified or amended hereby, all terms and conditions of the Loan Agreement shall remain in full force and effect. Borrower hereby (a) ratifies, confirms and acknowledges its obligations to Lender under the Loan

Agreement and agrees to repay all loans made by Lender pursuant thereto; (b) ratifies, confirms and acknowledges Lender’s rights to strictly enforce each and every provision of the Loan Agreement; and (c) ratifies, confirms and acknowledges that none of such rights of Lender have been waived or modified except to the extent expressly done in writing by Lender.

12. Governing Law. This Amendment shall be governed by, and shall be construed in accordance with, the laws of the State of Alabama, without regard to principles governing conflicts of law, and all applicable laws of the United States of America.

13. Successors and Assigns. This Amendment shall inure to and be binding upon and enforceable by Borrower and Lender and their respective successors and assigns.

14. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original. All such counterparts shall together be deemed to be one and the same instrument.

15. Captions. The captions to the sections and paragraphs of this Amendment are for the convenience of the parties only, and are not part of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this instrument on or as of the date first above written.

BORROWER:

Equity Bancshares, Inc.

By:	/s/ Gregory H. Kossover
Name:	Gregory H. Kossover
Its:	Chief Financial Officer

BANK:

ServisFirst Bank

By:	/s/ Henry Abbott
Name:	Henry Abbott
Its:	Senior Vice President